NUMBER

1431

SHARES

eRXSYS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

This Certifies That:

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of:

CUSIP 296048 10 1

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.001 PAR VALUE EACH OF

eRXSYS, Inc

Hereafter designated the "Corporation", transferable on the books of the Corporation upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the state of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereby amended. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

eRXSYS, INC. CORPORATE SEAL NEVADA

Secretary

President

Countersigned:
UNITED STOCK TRANSFER, INC., (303) 782-9865
3615 South Huron Street, Suite 104, Englewood, CO 80110

BY ______________________
Transfer Agent & Registrar - Authorized Signature